           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 51 to Registration Statement No. 2-93177 on Form N-1A of our reports dated February 8, 2007 and February 16, 2007, relating to the financial statements and financial highlights of Oppenheimer Variable Account Funds, including Oppenheimer Global Securities Fund/VA, Oppenheimer Balanced
Fund/VA, Oppenheimer Main Street Small Cap Fund/VA, Oppenheimer Strategic
Bond Fund/VA, Oppenheimer Value Fund/VA, Oppenheimer Capital Appreciation
Fund/VA, Oppenheimer High Income Fund/VA, Oppenheimer Core Bond Fund/VA,
Oppenheimer Money Fund/VA, Oppenheimer MidCap Fund/VA, and Oppenheimer Main
Street Fund/VA, appearing in the Annual Report on Form N-CSR of Oppenheimer
Variable Account Funds for the year ended December 31, 2006, and to the references to us under the headings "Independent Registered Public Accounting
Firm" in the Statement of Additional Information and "Financial Highlights"
in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 20, 2007